FOR IMMEDIATE RELEASE
March 29, 2017

DISCOVERY COMMUNICATIONS ANNOUNCES 2017-2018 UPFRONT SLATE

Reports New Ratings Milestones at Top Brands

(NEW YORK) - At its annual Upfront presentation Tuesday, Discovery Communications unveiled its programming slate for the upcoming 2017-2018 television season, additionally reporting multiple new ratings milestones across its portfolio of channels.

Programming unveiled at the presentation Tuesday includes a reboot of Discovery’s Emmy Award-winning hit series, CASH CAB, as well as a new TLC spinoff series, 90 DAY FIANCÉ: BEFORE THE 90 DAYS, which will be accompanied by an exclusive digital series 90 DAY FIANCÉ: WHAT NOW? (working title) for TLC GO, the network’s TVE app.

Below please find network-specific ratings highlights:

Discovery Channel: The first quarter of 2017 is on track to be Discovery Channel’s highest-rated quarter ever among P25-54, with the channel coming in as the #1 non-sports cable network for the demo in primetime. Additionally, Discovery Channel is currently home to seven of the top-10 unscripted cable series on television - more than any other network.

TLC: The network is up nearly 20% in primetime for the quarter, with double-digit lifts recorded across the board. TLC is ranked as the #7 ad supported cable network among W25-54.

OWN: OWN continued to solidify its role as the #1 network for African American women, fueled by three of the five top scripted series on cable.

ID: ID is the #1 ad-supported cable network in Total Day for W25-54 delivery year-to-date, recording 33 consecutive quarters of primetime P2+ audience growth. ID also has also maintained the #1 ranking for length of tune for W25-54 total day in all of television for more than five years.

Below please find network-specific programming announcements:

DISCOVERY CHANNEL
Discovery Channel Announces 2017-2018 Upfront Programming Slate

TLC
TLC Announces an Aggressive Upfront Slate with 120 More Hours of Original Programming Including the Return of Trading Spaces

INVESTIGATION DISCOVERY
Investigation Discovery Announces Powerful New Slate of Suspenseful Originals for 2017-18 Upfront Season

Investigation Discovery Greenlights The Von Bulow Affair Scripted True Crime Series from Universal Cable Productions

Investigation Discovery Announces Three-Night Special Event Taking Viewers Back to Face 1970s Serial Killer in Son of Sam: The Hunt for a Killer

ANIMAL PLANET
Animal Planet Announces 2017-2018 Upfront Programming Slate

SCIENCE CHANNEL
Science Channel Unveils its 2017-18 Upfront Slate Led by Johnny Galecki’s Scijinks and the All New Mythbusters

Cutting-Edge Cops and Criminals Square Off in New Science Channel Series Outlaw Tech Premiering Wednesday, April 26 at 10pm ET/PT

VELOCITY
Velocity Lifts the Hood on Supercharged 2017-18 Upfront Programming Slate

“Today’s announcements highlight Discovery’s ongoing dedication to deliver great content to our superfans across every screen and platform,” said David Zaslav, President and CEO of Discovery Communications.

Separately, Discovery clarified statements made publicly to note that based on current expectations, it still expects constant currency international affiliate fee growth of 12-13% in 2017 and anticipates growth in at least the low double digit percentage range for 2018 and beyond.

About Discovery Communications:
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) satisfies curiosity and engages superfans with a portfolio of premium nonfiction, lifestyle, sports and kids programming brands. Reaching more than 3 billion cumulative viewers across pay-TV and free-to-air platforms in more than 220 countries and territories, Discovery’s portfolio includes the global brands Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Discovery reaches audiences across screens through digital-first programming from digital content holding company Group Nine Media, Discovery VR, over-the-top offerings Eurosport Player and Dplay, as well as TV Everywhere products comprising the GO portfolio of TVE apps and Discovery K!ds Play. For more information, please visit www.discoverycommunications.com.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 14, 2017. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Corporate Communications
Bill Launder
(212) 548-5693
bill_launder@discovery.com

Investor Relations
Jackie Burka
(212) 548-5642
jackie_burka@discovery.com